EdR®
COLLEGIATE HOUSING

Supplemental Financial Information 2015 Q3

Live here
Live well.

2015 Q3

"**We Believe** that EdR can improve the health and wellness of our residents by creating a healthy living environment and promoting healthy habits that can impact our customers' entire life course. Through our *Live here. Live well.* program, our community will promote nutrition, fitness and mental strength, and offer opportunities to give back to the greater community."

Live here
Live well.

Financial Highlights ____ 1
Balance Sheet ____ 2
Operating Results ____ 3
Funds from Operations ____ 5
Community Operating Results ____ 6
Same-Community Expenses by Category ____ 7
Community Operations—Trailing Five Quarters ____ 8
Leasing Summary ____ 10
Same-Community Leasing by Region & Distance ____ 11
Top EdR Markets and States by Revenue ____ 12
New Supply & Enrollment–EdR Markets ____ 14
Completed 2015 Developments ____ 17
Owned Development Summary ____ 18
Development Funding ____ 19
Third-Party Development Summary ____ 20
Capital Structure ____ 21
Unsecured Senior Note Covenants ____ 23
Reconciliation of Non-GAAP Measures ____ 24
Community Listing-Owned ____ 25
Investor Relations ____ 26
Definitions ____ 27
Safe Harbor Statement ____ 28

FINANCIAL HIGHLIGHTS

(Amounts in thousands, except per share data, unaudited)

OPERATING DATA:
	Three months ended September 30,				Nine months ended September 30,
	2015	2014	$ Chg	% Chg	2015	2014	$ Chg	% Chg
Same-community revenue	$42,155	$40,064	$2,091	5.2%	$134,872	$127,157	$7,715	6.1%
Total community revenue	54,725	47,657	7,068	14.8%	168,842	144,677	24,165	16.7%
Total revenue	58,189	54,704	3,485	6.4%	179,642	159,289	20,353	12.8%

Same-community net operating income	18,823	17,611	1,212	6.9%	72,959	68,306	4,653	6.8%
Total community net operating income	26,281	20,737	5,544	26.7%	93,390	74,615	18,775	25.2%
Total operating income	2,417	1,765	652	36.9%	25,198	6,427	18,771	292.1%

Net income (loss) attributable to EdR	(4,720)	21,400	(26,120)	(122.1)%	5,138	24,658	(19,520)	(79.2)%
Per share - basic	$(0.10)	$0.46	$(0.56)	(121.7)%	$0.11	$0.60	$(0.49)	(81.7)%
Per share - diluted	(0.10)	0.45	(0.55)	(122.2)%	0.11	0.59	(0.48)	(81.4)%

Funds from operations (FFO)	13,142	20,359	(7,217)	(35.4)%	55,005	52,696	2,309	4.4%
Per weighted average share/unit (1)	$0.27	$0.43	$(0.16)	(37.2)%	$1.13	$1.26	$(0.13)	(10.3)%

Core funds from operations (Core FFO)	14,540	14,840	(300)	(2.0)%	58,894	51,465	7,429	14.4%
Per weighted average share/unit (1)	$0.30	$0.31	$(0.01)	(3.2)%	$1.21	$1.23	$(0.02)	(1.6)%

FINANCIAL RATIOS:
	9/30/2015		12/31/2014
Debt to gross assets	39.9%		35.1%
Net debt to enterprise value	35.3%		28.1%
Interest coverage ratio (TTM)	4.8x		5.0x
Net debt to EBITDA - Adjusted (TTM)	6.3x		4.9x

(1) FFO and Core FFO per share/unit were computed using weighted average shares and units outstanding, regardless of their dilutive impact. See page 5 for a detailed calculation.

THIRD QUARTER 2015	1

BALANCE SHEET

(Amount in thousands, except share and per share data)	September 30, 2015	December 31, 2014
Assets	(unaudited)
Collegiate housing properties, net (1)	$1,798,809	$1,586,009
Assets under development	71,065	120,702
Cash and cash equivalents	14,169	18,385
Restricted cash	10,442	10,342
Other assets	81,870	76,199
Total assets	$1,976,355	$1,811,637

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium	$233,081	$249,637
Unsecured revolving credit facility	221,000	24,000
Unsecured term loans	187,500	187,500
Senior unsecured notes	250,000	250,000
Accounts payable and accrued expenses	92,088	76,869
Deferred revenue	22,699	17,301
Total liabilities	1,006,368	805,307

Commitments and contingencies	—	—
Redeemable noncontrolling interests	12,450	14,512

Equity:
EdR stockholders' equity:
Common stock, $0.01 par value per share, 200,000,000 shares authorized, 48,362,091 and 47,999,427 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	484	480
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	996,039	1,034,683
Accumulated deficit	(36,771)	(41,909)
Accumulated other comprehensive loss	(7,894)	(4,465)
Total EdR stockholders' equity	951,858	988,789
Noncontrolling interest	5,679	3,029
Total equity	957,537	991,818
Total liabilities and equity	$1,976,355	$1,811,637
(1) Amount is net of accumulated depreciation of $257,628 and $210,047, as of September 30, 2015 and December 31, 2014, respectively.

THIRD QUARTER 2015	2

OPERATING RESULTS

(Amounts in thousands, except per share data, unaudited)
	Three months ended September 30,			Nine months ended September 30,
	2015	2014	$ Change	2015	2014	$ Change
Revenues:
Collegiate housing leasing revenue	$54,725	$47,657	$7,068	$168,842	$144,677	$24,165
Third-party development consulting services	490	3,705	(3,215)	1,531	5,264	(3,733)
Third-party management services	865	1,052	(187)	2,698	2,856	(158)
Operating expense reimbursements	2,109	2,290	(181)	6,571	6,492	79
Total revenues	58,189	54,704	3,485	179,642	159,289	20,353
Operating expenses:
Collegiate housing leasing operations	28,444	26,920	1,524	75,452	70,062	5,390
Development and management services	3,019	2,337	682	8,228	6,964	1,264
General and administrative	1,988	2,358	(370)	6,227	6,147	80
Development pursuit, acquisition costs and severance	(554)	1,064	(1,618)	405	1,373	(968)
Depreciation and amortization	17,828	14,688	3,140	49,605	42,928	6,677
Ground lease expense	2,938	2,329	609	7,956	6,162	1,794
Loss on impairment of collegiate housing properties	—	953	(953)	—	12,734	(12,734)
Reimbursable operating expenses	2,109	2,290	(181)	6,571	6,492	79
Total operating expenses	55,772	52,939	2,833	154,444	152,862	1,582
Operating income	2,417	1,765	652	25,198	6,427	18,771
Nonoperating (income) expenses:
Interest expense	6,223	4,508	1,715	17,615	15,076	2,539
Amortization of deferred financing costs	520	516	4	1,527	1,533	(6)
Interest income	(39)	(9,527)	9,488	(144)	(9,638)	9,494
Gain on insurance settlement	—	(8,133)	8,133	—	(8,133)	8,133
Loss on extinguishment of debt	—	243	(243)	—	892	(892)
Total nonoperating expenses (income)	6,704	(12,393)	19,097	18,998	(270)	19,268
Income (loss) before equity in losses of unconsolidated entities, income taxes and gain on sale of collegiate housing properties	(4,287)	14,158	(18,445)	6,200	6,697	(497)
Equity in losses of unconsolidated entities	(427)	(236)	(191)	(823)	(370)	(453)
Income (loss) before income taxes and gain on sale of collegiate housing properties	(4,714)	13,922	(18,636)	5,377	6,327	(950)
Income tax expense	157	910	(753)	325	598	(273)
Income (loss) before gain on sale of collegiate housing properties	(4,871)	13,012	(17,883)	5,052	5,729	(677)
Gain on sale of collegiate housing properties	—	8,421	(8,421)	—	19,322	(19,322)
Net income (loss)	(4,871)	21,433	(26,304)	5,052	25,051	(19,999)

THIRD QUARTER 2015	3

OPERATING RESULTS

(Amounts in thousands, except per share data, unaudited)
	Three months ended September 30,			Nine months ended September 30,
	2015	2014	$ Change	2015	2014	$ Change

Less: Net income (loss) attributable to the noncontrolling interests	(151)	33	(184)	(86)	393	(479)
Net income (loss) attributable to Education Realty Trust, Inc.	$(4,720)	$21,400	$(26,120)	$5,138	$24,658	$(19,520)

Other comprehensive income (loss):
Gain (loss) on cash flow hedging derivatives	(3,081)	1,343	(4,424)	(3,429)	(2,414)	(1,015)
Comprehensive income (loss)	$(7,801)	$22,743	$(30,544)	$1,709	$22,244	$(20,535)

Earnings per share information:
Net income (loss) attributable to Education Realty Trust, Inc. common stockholders per share – basic	$(0.10)	$0.46	$(0.56)	$0.11	$0.60	$(0.49)
Net income (loss) attributable to Education Realty Trust, Inc. common stockholders per share – diluted	$(0.10)	$0.45	$(0.55)	$0.11	$0.59	$(0.48)

Weighted average shares of common stock outstanding – basic	48,526	46,767	1,759	48,406	41,340	7,066
Weighted average shares of common stock outstanding – diluted (1)	48,526	47,113	1,413	48,726	41,686	7,040

(1) Weighted average shares of common stock outstanding - diluted assumes the conversion of outstanding redeemable Operating Partnership Units and University Towers Operating Partnership Units.

THIRD QUARTER 2015	4

FUNDS FROM OPERATIONS

(Amounts in thousands, except per share data, unaudited)	Three months ended September 30,				Nine months ended September 30,
	2015	2014	$ Change		2015	2014	$ Change
Net income (loss) attributable to EdR	$(4,720)	$21,400	$(26,120)		$5,138	$24,658	$(19,520)
Gain on sale of collegiate housing assets	—	(8,421)	8,421		—	(19,322)	19,322
Gain on insurance settlement (1)	—	(8,133)	8,133		—	(8,133)	8,133
Impairment losses	—	953	(953)		—	12,734	(12,734)
Real estate related depreciation and amortization	17,433	14,444	2,989		48,473	42,365	6,108
Equity portion of real estate depreciation and amortization on equity investees	514	45	469		1,357	144	1,213
Noncontrolling interests	(85)	71	(156)		37	250	(213)
Funds from operations ("FFO") available to stockholders and unitholders	13,142	20,359	(7,217)		55,005	52,696	2,309
percent change			(35.4)%				4.4%

FFO adjustments:
Loss on extinguishment of debt	—	243	(243)		—	892	(892)
Acquisition costs	203	1,034	(831)		293	1,058	(765)
Severance costs, net of tax	—	29	(29)		—	314	(314)
Straight-line adjustment for ground leases (2)	1,195	1,209	(14)		3,596	3,634	(38)
FFO adjustments	1,398	2,515	(1,117)		3,889	5,898	(2,009)

FFO on Participating Developments:(3)
Interest on loan to Participating Development	—	(6,486)	6,486		—	(5,581)	5,581
Development fees on Participating Development, net of costs and taxes	—	(1,548)	1,548		—	(1,548)	1,548
FFO on Participating Developments	—	(8,034)	8,034		—	(7,129)	7,129

Core funds from operations ("Core FFO") available to stockholders and unitholders	$14,540	$14,840	$(300)	(5)	$58,894	$51,465	$7,429
percent change			(2.0)%				14.4%

FFO per weighted average share/unit (4)	$0.27	$0.43	$(0.16)		$1.13	$1.26	$(0.13)
percent change			(37.2)%				(10.3)%
Core FFO per weighted average share/unit (4)	$0.30	$0.31	$(0.01)		$1.21	$1.23	$(0.02)
percent change			(3.2)%				(1.6)%

Weighted average shares/units (4)	48,844	47,113	1,731		48,726	41,686	7,040
percent change			3.7%				16.9%

(1)  Represents gain on insurance settlement at 3949 Lindell. The community was damaged by fire in July 2012. All claims were settled during the three months ended September 30, 2014, at which time the gain was recognized.

(2)  This represents the straight-line rent expense adjustment required by GAAP related to ground leases. As the ground lease terms range from 40 to 99 years, the adjustment to straight-line these agreements becomes material to our operating results, distorting the economic results of the communities.

(3)  FFO on participating developments in 2014 represents the economic impact of interest and fees not recognized in net income due to the Company having a participating investment in the third-party development. The adjustment for interest income is based on terms of the loan. In July 2014, our mezzanine investment was repaid in full, ending the Company's participation in the project and any fees and interest. At the same time all previously deferred amounts were recognized in net income.

(4) FFO and Core FFO per weighted average share/unit were computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.
(5)  Core FFO for the quarter was $14.5 million, as compared to $14.8 million in the prior year, a decline of 2.0%, mainly due to the $3.0 million Johns Hopkins guarantee fee recognized in the third quarter of 2014. Without the impact of the guarantee fee, Core FFO increased 22.8% over the prior year, with the increase mainly driven by a $5.5 million increase in total community NOI and a $0.4 million reduction in G&A costs, partially offset by a $0.8 million decrease in third-party fees and a $1.7 million increase in interest expense.

THIRD QUARTER 2015	5

COMMUNITY OPERATING RESULTS

(Amounts in thousands, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Revenues
Same-communities(1)	$42,155	$40,064	$2,091	5.2%	$134,872	$127,157	$7,715	6.1%
New-communities (2)	12,203	4,929	7,274	NM	32,869	5,114	27,755	NM
Sold-communities(3)	—	2,664	(2,664)	NM	—	12,406	(12,406)	NM
CA revenue(4)	367	—	367	NM	1,101	—	1,101	NM
Total revenues	54,725	47,657	7,068	14.8%	168,842	144,677	24,165	16.7%

Operating expenses (5)
Same-communities(1)	23,332	22,453	879	3.9%	61,913	58,851	3,062	5.2%
New-communities (2)	4,745	2,180	2,565	NM	12,438	3,314	9,124	NM
Sold-communities(3)	—	2,287	(2,287)	NM	—	7,897	(7,897)	NM
CA expense(4)	367	—	367	NM	1,101	—	1,101	NM
Total operating expenses	28,444	26,920	1,524	5.7%	75,452	70,062	5,390	7.7%

Net operating income
Same-communities(1)	18,823	17,611	1,212	6.9%	72,959	68,306	4,653	6.8%
New-communities (2)	7,458	2,749	4,709	NM	20,431	1,800	18,631	NM
Sold-communities(3)	—	377	(377)	NM	—	4,509	(4,509)	NM
Total net operating income	$26,281	$20,737	$5,544	26.7%	$93,390	$74,615	$18,775	25.2%

(1) Same-communities are defined as those communities that have been open and operating for the whole time in the current and prior periods. See page 25 of this supplement for a listing of same-communities.

(2) See page 25 of this supplement for a listing of which communities are categorized as new-communities.
(3) Represents operating results from communities sold in 2014. No communities have been sold in 2015.
(4) Represents additional same-community revenue and expenses incurred as a result of the Company changing its community assistant program at the end of 2014. The amounts are shown separately as there is no NOI impact and to clearly show the operating growth in revenue and expenses year over year.

(5) Represents community level operating expenses, excluding management fees, depreciation, amortization, ground lease expense and impairment charges, plus regional and other corporate costs of supporting the communities.

THIRD QUARTER 2015	6

SAME-COMMUNITY EXPENSES BY CATEGORY

(Amounts in thousands, except bed and per-bed data, unaudited)
	Three months ended September 30, 2015			Three months ended September 30, 2014
	Amount	Per Bed	% of Total Operating Expenses	Amount	Per Bed	% of Total Operating Expenses	$ Change		% Change
Utilities(1)	$5,865	$254	25%	$5,624	$244	25%	$241		4.3%
On-Site Payroll	3,674	159	16%	3,452	150	15%	222		6.4%
General & Administrative(2)	3,267	142	14%	3,424	148	15%	(157)		(4.6)%
Maintenance & Repairs(3)	4,795	208	21%	4,501	195	20%	294		6.5%
Marketing	875	38	4%	936	41	5%	(61)		(6.5)%
Total Direct Operating Expenses	$18,476	$801	80%	$17,937	$778	80%	$539		3.0%

Real Estate Taxes	4,280	185	18%	3,956	171	18%	324		8.2%
Insurance	576	25	2%	560	24	2%	16		2.9%
Total Fixed Operating Expenses	$4,856	$210	20%	$4,516	$195	20%	$340		7.5%
Total Property Operating Expenses	$23,332	$1,011	100%	$22,453	$973	100%	$879		3.9%

	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Amount	Per Bed	% of Total Operating Expenses	Amount	Per Bed	% of Total Operating Expenses	$ Change		% Change
Utilities(1)	$16,962	$735	27%	$16,129	$699	27%	$833		5.2%
On-Site Payroll	10,626	460	17%	9,965	432	17%	661		6.6%
General & Administrative(2)	9,160	397	15%	9,546	414	16%	(386)		(4.0)%
Maintenance & Repairs(3)	7,468	324	12%	6,867	298	12%	601		8.8%
Marketing	2,638	114	4%	2,719	118	5%	(81)		(3.0)%
Total Direct Operating Expenses	$46,854	$2,030	75%	$45,226	$1,961	77%	$1,628		3.6%

Real Estate Taxes	13,329	578	22%	11,933	$517	20%	$1,396	(4)	11.7%
Insurance	1,730	75	3%	1,692	73	3%	38		2.2%
Total Fixed Operating Expenses	$15,059	$653	25%	$13,625	$590	23%	$1,434		10.5%
Total Property Operating Expenses	$61,913	$2,683	100%	$58,851	$2,551	100%	$3,062	(4)	5.2%

Same-community beds	23,079

NOTE: Schedule does not include $0.4 million and $1.1 million of expenses for the three months ended September 30, 2015 and the nine months ended September 30, 2015, respectively, related to the Company's change in its community assistant program at the end of the prior year. See note 4 on page 6.

(1) Represents gross costs before recoveries from tenants and includes student amenities such as internet.
(2) Includes property-level general and administrative cost and dining costs as well as regional and other corporate costs of supporting the communities.
(3) Includes general maintenance costs, grounds and landscaping, turn costs and life safety costs.
(4) During the first quarter of 2015 the Company accrued an additional $0.8 million in real estate taxes relating to the settlement of an assessment dispute with a local school board at one community covering several prior assessment years. Without this charge, real estate taxes would have only increased 4.9% and total operating expenses would have only increased 3.8% over prior year.

THIRD QUARTER 2015	7

COMMUNITY OPERATIONS - TRAILING FIVE QUARTERS

(Amounts in thousands, except beds and per bed amounts)	Three Months Ended					Total / Weighted Average - Trailing Twelve Months
	September 30, 2014	December 31, 2014	March 30, 2015	June 30, 2015	September 30, 2015
2015 Same Communities
Revenue	$40,064	$48,669	$48,077	$44,640	$42,155	$183,541
Operating Expenses	22,453	18,714	19,987	18,594	23,332	80,627
Net Operating Income	$17,611	$29,955	$28,090	$26,046	$18,823	$102,914
Margin	44%	62%	58%	58%	45%	56%
Beds	69,237	69,237	69,237	69,237	69,237	276,948
Occupancy(1)	89.2%	96.4%	96.0%	88.6%	90.8%	93.0%
Net Apartment Rent per Occupied Bed	$583	$689	$678	$673	$602	$661
Other Income per Occupied Bed	66	40	45	54	68	52
Total Revenue per Occupied Bed	$649	$729	$723	$727	$670	$713
Operating Expense per Available Bed	$324	$270	$289	$269	$336	$291

2015 New Communities
Revenue	$4,929	$11,823	$11,939	$8,727	$12,203	$44,692
Operating Expenses	2,180	3,012	3,786	3,907	4,745	15,450
Net Operating Income	$2,749	$8,811	$8,153	$4,820	$7,458	$29,242
Margin	56%	75%	68%	55%	61%	65%
Beds	8,256	13,674	13,674	13,824	19,756	60,928
Occupancy(1)	95.0%	95.6%	95.0%	63.7%	82.7%	84.0%
Net Apartment Rent per Occupied Bed	$597	$883	$882	$945	$683	$830
Other Income per Occupied Bed	31	22	37	47	64	43
Total Revenue per Occupied Bed	$628	$905	$919	$992	$747	$873
Operating Expense per Available Bed	$264	$220	$277	$283	$240	$254

2015 Sold Communities
Revenue	$2,664	$1,153	$—	$—	$—	$1,153
Operating Expenses	2,287	860	—	—	—	860
Net Operating Income	$377	$293	$—	$—	$—	$293
Margin	14%	25%	—%	—%	—%	25%
Beds	6,383	1,628	—	—	—	1,628
Occupancy(1)	88.5%	89.2%	—%	—%	—%	89.2%
Net Apartment Rent per Occupied Bed	$426	$754	$—	$—	$—	$754
Other Income per Occupied Bed	46	40	—	—	—	40
Total Revenue per Occupied Bed	$472	$794	$—	$—	$—	$794
Operating Expense per Available Bed	$362	$529	$—	$—	$—	$529

THIRD QUARTER 2015	8

COMMUNITY OPERATIONS - TRAILING FIVE QUARTERS

(Amounts in thousands, except beds and per bed amounts)	Three Months Ended					Total / Weighted Average - Trailing Twelve Months
	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Other(2)
Revenue	$—	$—	$367	$367	$367	$1,101
Operating Expenses	—	—	367	367	367	1,101
Net Operating Income	$—	$—	$—	$—	$—	$—
Margin	—%	—%	—%	—%	—%	—%

2015 Total Communities
Revenue	$47,657	$61,645	$60,383	$53,734	$54,725	$230,487
Operating Expenses	26,920	22,586	24,140	22,868	28,444	98,038
Net Operating Income	$20,737	$39,059	$36,243	$30,866	$26,281	$132,449
Margin	44%	63%	60%	57%	48%	57%
Beds	83,876	84,539	82,911	83,061	88,993	339,504
Occupancy(1)	89.8%	96.1%	95.8%	84.5%	89.0%	91.3%
Net Apartment Rent per Occupied Bed	$572	$721	$716	$712	$623	$693
Other Income per Occupied Bed	61	37	44	53	67	50
Total Revenue per Occupied Bed	$633	$758	$760	$765	$690	$743
Operating Expense per Available Bed	$321	$268	$291	$275	$320	$289

(1) Represents the weighted average physical occupancy for the period presented.
(2) Represents additional same-community revenue and expenses incurred as a result of the Company changing its community assistant program at the end of 2014. The amounts are shown separately as there is no NOI impact and to clearly show the operating growth in revenue and expenses year over year.

THIRD QUARTER 2015	9

LEASING RESULTS SUMMARY

			Opening Occupancy
	Design Beds	% of NOI	2015	2014	Ahead/(Behind)	Opening Rate Growth

Same-Communities - by Tier
Prior Year Occupancy Below 90% (Tier 1)	2,906	5.2%	86.9%	81.6%	5.3%	2.6%
Prior Year Occupancy 90% to 94.9% (Tier 2)	2,063	8.1%	94.0%	92.2%	1.8%	2.1%
Prior Year Occupancy 95% to 97.9% (Tier 3)	5,772	16.7%	97.9%	97.4%	0.5%	3.7%
Prior Year Occupancy 98% and Above (Tier 4)	15,996	70.0%	98.8%	99.7%	(0.9)%	3.6%
Total Same-Communities	26,737	100.0%	97.0%	96.6%	0.4%	3.4%
Total New-Communities	3,557		95.5%
Total Communities	30,294		96.8%

NOTE: The same-community designation for leasing purposes is different than for financial statement purposes. A community is considered same-community for leasing when the Company has managed the leasing process for at least two leasing cycles, including the 2015/2016 leasing cycle.

THIRD QUARTER 2015	10

SAME-COMMUNITY LEASING BY REGION AND DISTANCE

			Opening Occupancy
	Design Beds	% of NOI	2015	2014	Ahead/(Behind)	Opening Rate Growth

Same-Communities - by Region (1)
Mid-Atlantic	5,811	26.1%	95.8%	95.0%	0.8%	3.6%
Midwest	2,636	7.0%	90.2%	93.6%	(3.4)%	4.2%
North	3,206	10.6%	98.1%	99.3%	(1.2)%	2.1%
South Central	7,076	31.3%	98.7%	98.8%	(0.1)%	3.3%
Southeast	5,681	15.8%	97.9%	96.1%	1.8%	2.3%
West	2,327	9.2%	98.5%	95.4%	3.1%	4.1%
Total Same-Communities	26,737	100.0%	97.0%	96.6%	0.4%	3.4%

Same-Communities - by Distance from Campus
0-0.2 miles	16,292	71.3%	98.8%	97.9%	0.9%	3.4%
0.21-0.49 miles	2,144	6.3%	96.4%	97.1%	(0.7)%	3.3%
0.5-0.99 miles	1,004	3.2%	90.1%	99.1%	(9.0)%	1.8%
1.0-1.99 miles	5,437	14.8%	93.8%	92.0%	1.8%	3.8%
2.0 & > miles	1,860	4.4%	94.8%	97.9%	(3.1)%	2.8%
Total Same-Communities	26,737	100.0%	97.0%	96.6%	0.4%	3.4%

(1) See definition of regions on page 27.

THIRD QUARTER 2015	11

TOP EdR MARKETS AND STATES BY REVENUE

Top EdR Markets by Revenue*

Other 20.1%
University of Kentucky(1) 11.2%
Arizona State University 6.1%
Pennsylvania State University 5.3%
University of Connecticut 4.1%
University of Texas at Austin 4.1%
Syracuse University 4.0%
University of Mississippi 3.9%
Texas Tech University 3.8%
North Carolina State 3.7%
University of Virginia 3.5%
Texas Christian University 3.4%
University of Alabama 2.9%
University of Florida 2.8%
University of Michigan 2.8%
University of Arizona 2.7%
Florida International University 2.5%
University of Central Florida 2.5%
Florida State University 2.3%
Kent State University 2.2%
University of Tennessee 2.1%
East Carolina University 2.0%
Purdue University 2.0%

*The data above is based on revenue for the twelve months ended September 30, 2015 and excludes properties that were sold during the period.
(1) All revenue at the University of Kentucky is from ONE PlanSM assets.

THIRD QUARTER 2015	12

TOP EdR MARKETS AND STATES BY REVENUE

Top EdR States by Revenue*
Kentucky 11.4%
Texas 11.2%
Florida 10.1%
Arizona 8.9%
North Carolina 6.9%
Pennsylvania 5.3%
Connecticut 4.1%
Michigan 4.1%
Missouri 4.0%
New York 4.0%
Mississippi 3.9%
Virginia 3.5%
Indiana 3.3%
Oklahoma 3.2%
Georgia 3.1%
Alabama 2.9%
California 2.5%
Ohio 2.2%
Tennessee 2.1%
Other 3.3%

*The data above is based on revenue for the twelve months ended September 30, 2015 and excludes properties that were sold during the period.

THIRD QUARTER 2015	13

NEW SUPPLY AND ENROLLMENT - EdR MARKETS

New supply growth expected to slow 20% from 2015 to 2016

EdR Market and Revenue Growth

*Enrollment projection represents the 3-year enrollment CAGR through 2014 for our markets.

THIRD QUARTER 2015	14

NEW SUPPLY AND ENROLLMENT - EdR MARKETS

Owned Community Projected 2016 New Supply and Demand Information by Region

Region (4)	Owned Beds (3)	Percentage of Owned Beds	EdR NOI % (1)	Enrollment Growth 3 Year CAGR - Universities Served	2016 New Supply %	Variance
West	3,544	11%	12%	1.5%	0.5%	1.0%
Mid Atlantic	6,824	21%	25%	1.0%	1.5%	(0.5)%
North	3,206	10%	8%	0.2%	1.1%	(0.9)%
South Central	10,983	33%	37%	2.2%	2.9%	(0.7)%
Southeast	5,681	17%	12%	0.9%	0.7%	0.2%
Midwest	2,636	8%	6%	1.6%	1.5%	0.1%
Total	32,874	100%	100%	1.5%	1.8%	(0.3)%

Region (4)	Anticipated 2016 Enrollment Growth (2)	2016 Supply Growth	Variance
West	2,900	761	2,139
Mid Atlantic	2,081	2,300	(219)
North	1,124	1,836	(712)
South Central	3,288	5,976	(2,688)
Southeast	1,269	1,791	(522)
Midwest	1,548	1,482	66
Total	12,210	14,146	(1,936)

NOTE: Schedule represents all markets served by EdR communities and includes 2015 completed deliveries and acquisitions and all announced 2016 developments. Data was obtained from the National Center for Education Statistics, Axiometrics and local market data.

(1) NOI is based on current 2015 forecast net operating income with proforma adjustments for 2015 and 2016 developments and acquisitions that have been operating for less than 12 months.
(2) Extrapolated from 2014 enrollment statistics from University Common Data Sets using the previous 3-year enrollment growth percentage.
(3) Total Owned Beds reported herein include Total Communities design beds on page 25 of 30,761 plus 2,113 beds at our 2016 deliveries at the University of Kentucky (1,141 beds), The Retreat at Blacksburg (622 beds) and the second phase at the Retreat at Oxford (350 beds) (also see page 18).

(4) See definition of regions on page 27.

THIRD QUARTER 2015	15

NEW SUPPLY AND ENROLLMENT - EdR MARKETS

Projected 2016 New Supply Sorted by Percentage Increase

New Supply Growth	University Markets		EdR Bed Count		Pro Forma EdR NOI %(1)
0%	13	34%	15,453	47%	47%
0.1% to 1.0%	8	21%	4,245	13%	12%
1.0% - 3.0%	10	26%	7,449	23%	21%
3.0% - 5.0%	4	11%	2,559	8%	11%
> 5.0%	3	8%	3,168	9%	9%
Total	38	100%	32,874	100%	100%

University Markets with > 5% Increase in 2016 New Supply

University	New Supply Increase	Pro Forma EdR NOI %
University of Mississippi	8.2%	4.3%
University of Tennessee	6.9%	2.0%
University of Louisville	5.5%	2.2%
		8.5%

NOTE: Schedule represents all markets served by EdR communities and includes 2015 completed deliveries and acquisitions and all announced 2016 developments. Data was obtained from the National Center for Education Statistics, Axiometrics and local market data.

(1) NOI is based on current 2015 forecast net operating income with proforma adjustments for 2015 and 2016 developments and acquisitions that have been operating for less than 12 months.

THIRD QUARTER 2015	16

OWNED DEVELOPMENT SUMMARY - RECENT DELIVERIES

(Amounts in thousands except bed counts)

August 2015 Delivered Communities
Project	Project Type	Bed Count	Total Project Development Cost	EdR's Ownership Percentage	EdR's Share of Development Cost
University of Kentucky - Woodland Glen III, IV & V	ONE Plan (1)	1,610	$101,172	100%	$101,172
University of Georgia - Georgia Heights	Joint Venture (2)	292	55,615	50%	27,808
University of Connecticut - The Oaks on the Square Ph IV	Wholly Owned	391	45,000	100%	45,000
University of Louisville - The Retreat at Louisville	Joint Venture	656	45,000	75%	33,750
Total - August 2015 Delivered Communities		2,949	$246,787		$207,730

(1) The On-Campus Equity Plan, or The ONE Plan SM, is our equity program for universities, which allows universities to use EdR's equity and financial stability to develop and revitalize campus housing while preserving their credit capacity for other campus projects. The ONE Plan SM offers one service provider and one equity source to universities seeking to modernize on-campus housing to meet the needs of today's students.

(2) This project is not majority owned. As such, it will not be consolidated and we will recognize our portion of profits through equity in earnings on the income statement.

THIRD QUARTER 2015	17

OWNED DEVELOPMENT SUMMARY

(Amounts in thousands except bed counts)

Active Projects	Project Type	Bed Count	Estimated Start Date	Anticipated Completion Date	Total Project Development Cost	EdR's Ownership Percentage	EdR's Share of Development Cost	EdR's Share of Development Cost to be Funded
University of Kentucky - Limestone Park I & II(1)	ONE Plan (2)	1,141	In progress	Summer 2016	$83,911	100%	$83,911	$49,282
University of Mississippi - The Retreat - Phase II	Wholly Owned	350	In progress	Summer 2016	26,161	100%	26,161	19,112
Virginia Tech - Retreat at Blacksburg - Phase I	Joint Venture	622	In progress	Summer 2016	48,325	75%	36,244	24,725
Total - 2016 Deliveries		2,113			$158,397		$146,316	$93,119

University of Kentucky - University Flats	ONE Plan (2)	771	In progress	Summer 2017	$74,038	100%	$74,038	$69,989
Virginia Tech - Retreat at Blacksburg - Phase II	Joint Venture	207	Summer 2016	Summer 2017	16,108	75%	12,081	12,081
Boise State University	ONE Plan (2)	656	Fall 2015	Summer 2017	$39,763	100%	$39,763	$39,763
Total - 2017 Deliveries		1,634			$129,909		$125,882	$121,833

Total Active Projects		3,747			$288,306		$272,198	$214,952

Recently Awarded - 2017 Deliveries	Project Type	Bed Count	Total Project Development Cost
University of Kentucky - Honors College	ONE Plan (2)	350	$27,000

NOTE: The initiation and completion of an awarded project that has not begun construction is contingent upon execution of transactional documents, including such items as development agreements, construction agreements and ground leases. EdR will not be proceeding with the awarded ONE Plan development at Arkansas State University as the revised requirements of the university and a new selected site made the project infeasible.

(1) This project, once complete, will consist of multiple communities.
(2) The On-Campus Equity Plan, or The ONE PlanSM, is our equity program for universities, which allows universities to use EdR's equity and financial stability to develop and revitalize campus housing while preserving their credit capacity for other campus projects. The ONE PlanSM offers one service provider and one equity source to universities seeking to modernize on-campus housing to meet the needs of today's students.

THIRD QUARTER 2015	18

DEVELOPMENT FUNDING

Sources of Funding Announced Developments
(Amounts in millions)

$300
$250
$200
$150
$100
$50
$0
$146
Property Sales /
Capital Markets
$48 – Debt (1)
$48 – Operating Cash
$57 – Already Funded
$299 - Total Announced
Developments

Proven History of Asset Sales/Recycling
(Amounts in millions)

$139 (2)
$378
$0
$100
$200
$300
$400
2014
Since 2010

Note: Announced developments of $299 million and amount already funded of $57 million are as of September 30, 2015.
(1) Assumed 35% debt to fund remaining development spend.
(2) 2014 dispositions had an average cap rate of 6.2%.

THIRD QUARTER 2015	19

THIRD-PARTY DEVELOPMENT SUMMARY

(Amounts in thousands except bed counts)

THIRD-PARTY PROJECTS
Active Projects	Bed Count	Estimated Start Date	Anticipated Completion Date	Project Development Cost	Total Project Fees	Fees Earned Prior Year (1)	Fees Earned Nine Months Ended September 30, 2015 (1)	Remaining Fees to Earn
University of Cal. Berkeley - Bowles Hall	186	Summer 2015	Summer 2016	$35,947	$1,768	$—	$264	$1,504
Clarion University of Pennsylvania	728	Spring 2014	(2)	55,104	2,092	931	1,005	156
East Stroudsburg University - Pennsylvania Ph II	488	Spring 2016	Summer 2017	TBD	TBD	—	—	TBD
Texas A&M - Commerce	480	Summer 2016	Summer 2017	TBD	TBD	—	—	TBD
Total	1,882			$91,051	$3,860	$931	$1,269	$1,660

NOTE: The initiation and completion of an awarded project that has not begun construction is contingent upon execution of transactional documents, including such items as development agreements and ground leases, and obtaining financing.

(1) Amount may not tie to third-party development services revenue on the statement of operations as this schedule only includes fees earned on projects that are in progress or recently completed.
(2) The first phase of the project at Clarion University of Pennsylvania for collegiate housing delivered in August 2015, the second phase of the project for collegiate housing is scheduled to deliver in December 2015 and a third phase of the project for other capital improvements is scheduled to deliver in the summer of 2016.

THIRD QUARTER 2015	20

CAPITAL STRUCTURE

as of September 30, 2015			Principal Outstanding	Weighted Average Interest Rate	Average Term to Maturity (in years)
(Amounts in thousands)

Total Debt to Gross Assets		Fixed Rate - Mortgage Debt	$138,414	5.5%	2.4
Debt(1)	$890,727	Variable Rate - Mortgage Debt	33,825	2.4%	0.8
Gross Assets(2)	2,233,983	Variable Rate - Construction Debt	59,988	2.2%	1.9
Debt to Gross Assets	39.9%	Fixed Rate - 5 Yr. Unsecured Term Loan (6)	65,000	2.9%	3.3
		Fixed Rate - 7 Yr. Unsecured Term Loan (6)	122,500	3.9%	5.3
Net Debt to Enterprise Value		Fixed Rate - Unsecured Senior Notes	250,000	4.6%	9.2
Net Debt(1)	$876,558	Variable Rate - Unsecured Revolving Credit Facility	221,000	1.5%	3.1
Market Equity (3)	1,604,022	Debt(1) / Weighted Average	$890,727	3.5%	4.9
Enterprise Value	$2,480,580	Less: Cash	14,169
		Net Debt	$876,558
Net Debt to Enterprise Value	35.3%

Interest Coverage (TTM)(4)	4.8x
Net Debt to EBITDA - Adjusted (TTM)(5)	6.3x
Variable Rate Debt to Total Debt	35.3%

(1) Excludes unamortized debt premium of $0.9 million.
(2) Excludes accumulated depreciation of $257.6 million.
(3) Market equity includes 48,362,091 shares of the Company's common stock and 318,403 units outstanding, which are convertible into common shares, and is calculated using $32.95 per share, the closing price of the Company's common stock on September 30, 2015.

(4) Equals Adjusted EBITDA of $112.3 million divided by interest expense of $23.2 million. See page 24 for reconciliation to Adjusted EBITDA.
(5)  Net Debt to EBITDA - Adjusted is calculated to normalize the impact of non-income producing construction debt. In the calculation, Net Debt is total debt (excluding the unamortized debt premium) less cash and excludes non income-producing debt related to assets under development at time of calculation. EBITDA is Proforma Adjusted EBITDA, which includes proforma adjustments to reflect all acquisitions, development deliveries and dispositions as if such had occurred at the beginning of the 12 month period being presented.

(6) The Trust entered into interest rate swaps to effectively fix the interest rate on the term loans. The weighted average interest rates reflect the swapped (fixed) rate plus the current margin.

THIRD QUARTER 2015	21

CAPITAL STRUCTURE

Weighted Average Interest Rate of Debt Maturing Each Year (2)
	2016	2017	2018	2019	2020	2021	2022	2023	2024
Fixed Rate Debt	4.2%	5.5%	—%	4.3%	5.7%	3.9%	—%	—%	4.6%
Variable Rate Debt	2.4%	2.2%	1.5%	2.2%	—%	—%	—%	—%	—%
Total Debt	3.1%	3.5%	1.5%	4.3%	5.7%	3.9%	—%	—%	4.6%

(1) The unsecured revolving credit facility has an initial maturity of November 19, 2018 and has a one-year extension option that may be exercised if certain conditions are met.
(2) The Trust entered into interest rate swaps to effectively fix the interest rate on the term loans. The weighted average interest rates reflect the swapped (fixed) rate plus the current margin.

THIRD QUARTER 2015	22

UNSECURED SENIOR NOTE COVENANTS

as of September 30, 2015
(Amounts in thousands)

Unsecured Senior Note Covenants(1)	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	40.1%
Secured Debt to Total Asset Value	≤ 40%	10.5%
Unencumbered Asset Value to Unsecured Debt	> 150%	270.1%
Interest Coverage	> 1.5x	3.64x

Calculation of Interest Coverage Ratio:
Adjusted Pro Forma EBITDA - TTM:
EdR Adjusted EBITDA(2)	$112,289
Pro forma Adjustments - acquisitions & dispositions (1)	2,964
Total Adjusted Pro Forma EBITDA - TTM	$115,253

Pro Forma Interest Expense - TTM:
Interest expense	$23,195
Add back: Capitalized interest	5,932
Pro forma adjustments(1)	2,563
Pro forma interest expense - TTM	$31,690

Interest Coverage	3.64x

(1) Computed in accordance with the First Supplemental Indenture filed November 24, 2014 with the SEC.
(2) See page 24 for a reconciliation to EdR Adjusted EBITDA.

THIRD QUARTER 2015	23

RECONCILIATION OF NON-GAAP MEASURES

(Amounts in thousands)	Nine Months	Plus: Year	Less: Nine	Trailing Twelve
	Ended	Ended	Months Ended	Months Ended
Adjusted EBITDA and Pro Forma Adjusted EBITDA:	September 30, 2015	December 31, 2014	September 30, 2014	September 30, 2015
Net income attributable to common shareholders	$5,138	$47,055	$24,658	$27,535
Straight line adjustment for ground leases	3,596	4,835	3,634	4,797
Acquisition costs	293	1,058	1,058	293
Depreciation and amortization	49,605	58,974	42,928	65,651
Loss on impairment of collegiate housing assets	—	12,734	12,734	—
Gain on sale of collegiate housing assets	—	(33,231)	(19,322)	(13,909)
Gain on insurance settlement	—	(8,133)	(8,133)	—
Interest expense	17,615	20,656	15,076	23,195
Amortization of deferred financing costs	1,527	2,156	1,533	2,150
Interest income	(144)	(190)	(152)	(182)
Interest on loan to participating development	—	(6,486)	(6,486)	—
Loss on extinguishment of debt	—	3,543	892	2,651
Income tax expense (benefit)	325	261	598	(12)
Noncontrolling interests	(86)	599	393	120
Adjusted EBITDA	$77,869	$103,831	$69,411	$112,289
Annualize acquisitions, developments and dispositions(1)	—	—	—	15,626
Pro Forma Adjusted EBITDA	$77,869	$103,831	$69,411	$127,915

(1) Pro forma adjustment to reflect all acquisitions, development deliveries and dispositions as if such transactions had occurred on the first day of the period presented.

THIRD QUARTER 2015	24

COMMUNITY LISTING - OWNED

Name	Primary University Served	Acquisition/Development Date	# of Beds	Name	Primary University Served	Acquisition/Development Date	# of Beds
Players Club	Florida State University	Jan '05	336	The Centre at Overton Park	Texas Tech University	Dec '12	400
The Commons	Florida State University	Jan '05	732	The Oaks on the Square	University of Connecticut	Aug '12, Aug '13	503
University Towers	North Carolina State University	Jan '05	889	3949	Saint Louis University	Aug '13	256
The Reserve on Perkins	Oklahoma State University	Jan '05	732	Central Hall I (ONE Plan)	University of Kentucky	Aug '13	301
The Pointe	Pennsylvania State University	Jan '05	984	Central Hall II (ONE Plan)	University of Kentucky	Aug '13	300
The Lofts	University of Central Florida	Jan '05	730	2400 Nueces (ONE Plan)	University of Texas at Austin	Aug '13	655
The Reserve at Athens	University of Georgia	Jan '05	612	Roosevelt Point	Arizona State University- Downtown Phoenix	Aug '13	609
The Reserve at Columbia	University of Missouri	Jan '05	676	The Retreat at Oxford	University of Mississippi	Aug '13	668
Commons at Knoxville	University of Tennessee	Jan '05	708	The Retreat at State College	Pennsylvania State University	Sept '13	587
Campus Creek	University of Mississippi	Feb '05	636	The Cottages on Lindberg	Purdue University	Sept '13	745
Campus Lodge	University of Florida	Jun '05	1,115	The Varsity	University of Michigan	Dec '13	416
Cape Trails	Southeast Missouri State University	Jan '06	360		Total Same-Communities(2)		23,079
Carrollton Crossing	University of West Georgia	Jan '06	336
River Pointe	University of West Georgia	Jan '06	504	The Lotus(1)	University of Colorado, Boulder	Nov '11, Aug '14	235
The Reserve at Saluki Pointe	Southern Illinois University	Aug '08, Aug '09	768	605 West(1)	Duke University	Aug '14	384
University Village on Colvin (ONE Plan)	Syracuse University	Aug '09	432	109 Tower(1)	Florida International University	Aug '14	542
GrandMarc at The Corner	University of Virginia	Oct '10	641	The Oaks on the Square- Ph III(1)	University of Connecticut	Aug '14	116
Wertland Square	University of Virginia	Mar '11	152	Champions Court I (ONE Plan)(1)	University of Kentucky	Aug '14	740
Jefferson Commons	University of Virginia	Mar '11	82	Champions Court II (ONE Plan)(1)	University of Kentucky	Aug '14	427
The Berk on College	University of California, Berkeley	May '11	122	Haggin Hall (ONE Plan)(1)	University of Kentucky	Aug '14	396
The Berk on Arch	University of California, Berkeley	May '11	43	Woodland Glen I (ONE Plan)(1)	University of Kentucky	Aug '14	409
University Village Towers	University of California, Riverside	Sept '11	554	Woodland Glen II (ONE Plan)(1)	University of Kentucky	Aug '14	409
Irish Row	University of Notre Dame	Nov '11	326	The District on Apache(2)	Arizona State University- Tempe	Sept '14	900
GrandMarc at Westberry Place (ONE Plan)	Texas Christian University	Dec '11	562	Commons on Bridge (2)(3)	University of Tennessee	June '15	150
The Reserve on Stinson	University of Oklahoma	Jan '12	612	Oaks on the Square - Ph IV(2)	University of Connecticut	Aug '15	391
Campus West (ONE Plan)	Syracuse University	Aug '12	313	The Retreat at Louisville(2)	University of Louisville	Aug '15	656
East Edge	University of Alabama	Aug '12	774	Woodland Glen III (ONE Plan)(2)	University of Kentucky	Aug '15	782
The Province	East Carolina University	Sept '12	728	Woodland Glen IV (ONE Plan)(2)	University of Kentucky	Aug '15	578
The District on 5th	University of Arizona	Oct '12	764	Woodland Glen V (ONE Plan)(2)	University of Kentucky	Aug '15	250
Campus Village	Michigan State University	Oct '12	355	The Province Boulder(3)	University of Colorado, Boulder	Sept '15	317
The Province	Kent State University	Nov '12	596		Total New-Communities		7,682
The Suites at Overton Park	Texas Tech University	Dec '12	465		Total Owned-Communities		30,761

(1) The same-community designation for leasing purposes is different than for financial reporting purposes. These communities are considered same-community for 2015/2016 leasing purposes, as the Company managed the leasing process for both the 2014/2015 and 2015/2016 lease cycles. Total same-community beds for leasing purposes is 26,737.

(2) This property is considered new for purposes of leasing, as we did not manage the leasing process for the 2014/2015 lease year.
(3) The Company acquired this property after leasing for the 2015/2016 lease year was complete. Such property is not included in our opening leasing results.

THIRD QUARTER 2015	25

INVESTOR RELATIONS

Executive Management
Randy Churchey	Chief Executive Officer
Tom Trubiana	President
Bill Brewer	Chief Financial Officer
Christine Richards	Chief Operating Officer
Lindsey Mackie	Chief Accounting Officer
J. Drew Koester	Senior Vice President - Capital Markets and Investor Relations

Corporate Headquarters
EdR
999 South Shady Grove Road, Suite 600
Memphis, TN 38120
(901) 259-2500

Covering Analysts
Firm	Analyst	Contact #	Email
Bank of America - Merrill	Jana Galan	(646) 855-3081	jana.galan@baml.com
CANACCORD|Genuity	Ryan Meliker	(212) 389-8094	rmeliker@canaccordgenuity.com
Green Street Advisors	Dave Bragg	(949) 706-8142	dbragg@greenstreetadvisors.com
Goldman Sachs	Andrew Rosivach	(212) 902-2796	andrew.rosivach@gs.com
Hilliard Lyons	Carol Kemple	(502) 588-1839	ckemple@hilliard.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
JMP Securities	Aaron Hecht	(415) 835-3963	ahecht@jmpsecurities.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
RBC Capital Market	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W Baird & Co.	Drew Babin	(215) 553-7816	dbabin@rwbaird.com
Sandler O'Neill + Partners, L.P.	Alex Goldfarb	(212) 466-7937	agoldfarb@sandleroneill.com
Stifel Nicolaus & Company Inc.	Rod Petrik	(443) 224-1306	rpetrik@stifel.com
UBS Securities	Ross Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wunderlich Securities	Craig Kucera	(540) 277-3366	ckucera@wundernet.com

THIRD QUARTER 2015	26

DEFINITIONS

Design beds	Represents the sum of the monthly design beds in the portfolio during the period.

FFO	Funds from operations as defined by the National Association of Real Estate Investment Trusts.

GAAP	U.S. generally accepted accounting principles.

Net apartment rent per occupied bed (NarPOB)	Represents GAAP net apartment rent for the respective period divided by the sum of occupied beds in the portfolio for each month included in the period reported.

Net debt to EBITDA - adjusted
Net debt to EBITDA - adjusted is calculated to normalize the impact of non-producing construction debt. In the calculation, net debt is total debt less cash and excludes non-producing debt related to assets under development at time of calculation. EBITDA is Pro Forma Adjusted EBITDA, which includes proforma adjustments to reflect all acquisitions, dispositions and development assets that are open as if such had occurred at the beginning of the 12 month period being presented.

Operating expense per bed	Represents community-level operating expenses excluding management fees, depreciation and amortization.

Other income per available bed
Represents other GAAP-based income for the respective period divided by the sum of the design beds in the portfolio for each of the included months. Other income includes service/application fees, late fees, termination fees, parking fees, transfer fees, damage recovery, utility recovery, and other misc.

Physical occupancy	Represents a weighted average of the month end occupancies for each month included in the period reported.

Regional Definitions
Regions are defined as follows: Mid-Atlantic: North Carolina, Pennsylvania, Connecticut, New York, Virginia; Midwest: Oklahoma, Missouri; North: Michigan, Ohio, Indiana, Illinois; South Central: Texas, Tennessee, Mississippi, Kentucky; Southeast: Florida, Alabama, Georgia; West: Arizona, California, Colorado.

Revenue per occupied bed (RevPOB)	Represents total revenue (net apartment rent plus other income) for the respective period divided by the sum of occupied beds in the portfolio for each month included in the period reported.

Same community	Includes communities that have been owned for more than a year as of the beginning of the current fiscal year.

THIRD QUARTER 2015	27

SAFE HARBOR STATEMENT

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements,” which relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, Core FFO, FFO and prospects to differ materially from those expressed or implied by such statements. Such risks are set forth under the captions “Risk Factors,” “Forward-Looking Statements” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and, except as otherwise may be required by law, the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise except as required by law.

THIRD QUARTER 2015	28